                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Watson Pharmaceuticals, Inc. on Form S-8 of our report dated February 2, 1996, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period then ended, included in the Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
June 5, 1996